Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

21-05

Contacts:	Derrick Jensen, CFO

Kip Rupp, CFA, IRC - Investors
Quanta Services, Inc.
713-629-7600

QUANTA SERVICES REPORTS FIRST QUARTER 2021 RESULTS

First Quarter Consolidated Revenues of $2.7 Billion and Record First Quarter Electric Power Revenues

Record First Quarter Electric Power Operating Income

First Quarter GAAP Diluted EPS of $0.62 and Adjusted Diluted EPS of $0.83

Remaining Performance Obligations of $4.1 Billion and Record Total Backlog of $15.8 Billion

HOUSTON – May 6, 2021 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three months ended March 31, 2021. Revenues in the first quarter of 2021 were $2.70 billion compared to revenues of $2.76 billion in the first quarter of 2020, and net income attributable to common stock was $89.8 million, or $0.62 per diluted share, in the first quarter of 2021 compared to net income attributable to common stock of $38.7 million, or $0.26 per diluted share, in the first quarter of 2020. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was $0.83 for the first quarter of 2021 compared to $0.47 for the first quarter of 2020.

“Quanta is off to a solid start for the year, with continued strong performance and safe execution from our Electric Power Infrastructure Solutions segment and better than expected profitability from our Underground Utility and Infrastructure Solutions segment. Based on this performance and continued confidence in our ability to safely execute, we are increasing our full-year financial expectations,” said Duke Austin, President and Chief Executive Officer of Quanta Services.

“Our strategic focus on enhancing our front-end capabilities allows us to provide industry leading solutions to our customers and increases our total addressable market and growth opportunities. Spending by utilities on grid modernization, system hardening and renewable generation integration and spending by communications providers on broadband and 5G network deployment are driving strong demand for our services, as evidenced by our record backlog of $15.8 billion. These dynamics continue to enhance our near-term visibility and are expected to be meaningful drivers of our growth going forward, and, when coupled with increasing movement toward a carbon-neutral economy, incrementally increase our growth opportunities.”

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Certain items that impacted the first quarter of 2021 results are reflected as adjustments in the calculation of Quanta’s adjusted diluted earnings per share attributable to common stock and are further described in the accompanying non-GAAP reconciliation of adjusted diluted earnings per share attributable to common stock to GAAP diluted earnings per share attributable to common stock. Quanta completed one acquisition during the first three months of 2021 and seven acquisitions during the full year 2020. Therefore, Quanta’s results include the results of the acquired businesses from their respective acquisition dates. For further information on the items that impacted comparability of 2021 and 2020, see the footnotes to the Supplemental Segment Data table and the non-GAAP reconciliations of adjusted EBITDA and adjusted diluted earnings per share attributable to common stock in the accompanying tables.

FULL-YEAR 2021 OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, project timing, execution challenges and other factors have impacted the company’s historical results, and may impact Quanta’s future financial results. More recently, the COVID-19 pandemic has significantly impacted certain of Quanta’s operations and various markets where Quanta operates, which has created additional uncertainty. Therefore, Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to align these uncertainties with the backlog the company is executing on and the opportunities expected to materialize during the remainder of 2021.

Prior to the company’s conference call, management will post a summary of updated 2021 guidance expectations with additional commentary in the “News and Events” and “Financial Info” areas of the Investor Relations section of Quanta’s website at http://investors.quantaservices.com.

The following forward-looking statements are based on current expectations, and actual results may differ materially. Quanta now expects revenues to be between $12.05 billion and $12.35 billion, net income attributable to common stock to be between $469 million and $533 million, diluted earnings per share attributable to common stock to be between $3.25 and $3.69 and adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) to be between $4.12 and $4.57 for 2021. EBITDA (a non-GAAP measure) is now expected to be between $1.02 billion and $1.11 billion for 2021 and adjusted EBITDA (a non-GAAP measure) is now expected to be between $1.10 billion and $1.20 billion for 2021. Additionally, Quanta’s full-year 2021 free cash flow (a non-GAAP measure) expectations are between $400 million and $600 million.

NON-GAAP FINANCIAL MEASURES

The financial measures not prepared in conformity with generally accepted accounting principles in the United States (GAAP) that are utilized in this press release are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, results prepared in conformity with GAAP.

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Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Quanta’s current and historical results and full-year 2021 expectations (as applicable): adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) to diluted earnings per share attributable to common stock, EBITDA and adjusted EBITDA (non-GAAP measures) to net income attributable to common stock, free cash flow (a non-GAAP measure) to net cash provided by operating activities and backlog (a non-GAAP measure) to remaining performance obligations.

CONFERENCE CALL INFORMATION

Quanta Services has scheduled a conference call for 9:00 a.m. Eastern Time on May 6, 2021, which will also be broadcast live over the Internet. Quanta will utilize a slide presentation to accompany its prepared remarks, which will be viewable through the webcast and will also be available in the “News and Events” and “Financial Info” areas of the Investor Relations section of Quanta’s website prior to the start of the call. To participate in the call, dial 1-201-689-8345 or 1-877-407-8291 at least 10 minutes before the conference call begins and ask for the Quanta Services First Quarter Earnings Conference Call or visit the Investor Relations section of the Quanta Services website at http://investors.quantaservices.com to access the Internet broadcast. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the call a digital recording will be available on the company’s website and a telephonic replay will be available through May 13, 2021 by dialing 1-877-660-6853 and referencing the conference ID 13718737. For more information, please contact Kip Rupp, Vice President - Investor Relations at Quanta Services, at 713-341-7260 or investors@quantaservices.com.

ABOUT QUANTA SERVICES

Quanta Services is a leading specialized contracting services company, delivering comprehensive infrastructure solutions for the utility, communications, pipeline, and energy industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy and communications infrastructure. With operations throughout the United States, Canada, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while Quanta announces material financial information and makes other public disclosures of information regarding Quanta through SEC filings, press releases and public conference calls, it also utilizes social media to communicate this information. It is possible that the information Quanta posts on social media could be deemed material. Accordingly, Quanta encourages investors, the media and others interested in our company to follow Quanta, and review the information it posts, on the social media channels listed in the Investor Relations section of the Quanta Services website.

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Cautionary Statement About Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share, EBITDA, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, tax rates and other operating or financial results; expectations regarding Quanta’s business or financial outlook; expectations regarding opportunities, technological developments, competitive positioning, future economic and regulatory conditions and other trends in particular markets or industries; expectations regarding the COVID-19 pandemic, including the continued and potential impact of the COVID-19 pandemic and of governmental responses to the pandemic on Quanta’s business, operations, supply chain, personnel, financial condition, results of operations, cash flows and liquidity; expectations regarding Quanta’s plans, strategies and opportunities; the potential benefits from, and future financial and operational performance of, acquired businesses and our investments, including our investment in LUMA Energy, LLC; the expected outcome of pending and threatened legal proceedings; beliefs and assumptions about the collectability of receivables; the business plans or financial condition of Quanta’s customers, including with respect to the COVID-19 pandemic and transitioning to a carbon-neutral economy; the potential impact of commodity prices and production volumes on Quanta’s business and demand for Quanta’s services; projected or expected realization of remaining performance obligations and backlog; the future demand for and availability of labor resources in the industries Quanta serves; future capital allocation initiatives, including the amount, timing and strategies with respect to any future stock repurchases or expectations regarding the declaration, amount and timing of any future cash dividends; the ability to deliver increased value or return capital to stockholders; the expected value of contracts or intended contracts with customers; the scope, services, term or results of any projects awarded or expected to be awarded to Quanta; the anticipated commencement and completion dates for any projects awarded; the development of and opportunities with respect to future projects, including renewable and other projects designed to support transition to a carbon neutral economy and larger electric transmission and pipeline projects; the impact of existing or potential legislation or regulation; potential opportunities that may be indicated by bidding activity or discussions with customers; and possible recovery of pending or contemplated insurance claims, change orders and claims asserted against customers or third parties; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. These forward-looking statements are not guarantees of future performance, involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements and that any or all of our forward-looking statements may turn out to be inaccurate or incorrect. Forward-looking statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties including, among others, market conditions; the effects of industry, economic, financial or political conditions outside of the control of Quanta, including economic, energy, infrastructure and environmental policies and plans that are adopted or proposed by the U.S. federal or state governments and weakness in capital markets or the ongoing and potential impact to financial markets and worldwide economic activity resulting from the COVID-19 pandemic; quarterly variations in operating results, liquidity, financial condition, cash flows, capital requirements, reinvestment opportunities or other financial results, including the ongoing and potential impact to Quanta’s business, operations and supply chain of the COVID-19 pandemic; the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and of business and governmental responses to the pandemic on Quanta’s operations, personnel and supply chain and on commercial activity and demand across Quanta’s and its customers’ businesses, as well as Quanta’s inability to predict the extent to which the COVID-19 pandemic will adversely impact its business, the prices of its securities and achievement of its strategic objectives; trends and growth opportunities in relevant markets, including Quanta’s ability to obtain future project awards; the time and costs required to exit Quanta’s Latin American operations, as well as the business and political climate in Latin America; delays, deferrals, reductions in scope or cancellations of anticipated, pending or existing projects as a result of, among other things, the COVID-19 pandemic, weather, regulatory or permitting issues, environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges, reductions or eliminations in governmental funding, legal challenges or customer capital constraints; the effect of commodity prices and production volumes on Quanta’s operations and growth opportunities and on customer capital programs and demand for Quanta’s services; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts; risks associated with operational hazards that arise due to the nature of Quanta’s services and the conditions in which Quanta operates, including, among others, wildfires and explosions; unexpected costs, liabilities, fines or penalties that may arise from legal proceedings, indemnity obligations, reimbursement obligations associated with letters of credit or bonds, multiemployer pension plans (e.g., withdrawal liability) or other claims or actions asserted against Quanta, including those not covered by, or in excess of, third-party insurance; the outcome of pending or threatened legal proceedings; potential unavailability or cancellation of third-party insurance coverage, as well as the exclusion of coverage for certain losses, potential increases in premiums for coverage deemed beneficial to Quanta, or the unavailability of coverage deemed beneficial to Quanta at reasonable and competitive rates; damage to Quanta’s brand or reputation as a result of cyber-security or data privacy breaches, environmental and occupational health and safety matters, corporate scandal, failure to successfully perform a high-profile project, involvement in a catastrophic event (e.g., fire, explosion) or other negative incident; disruptions in, or failure to adequately protect, Quanta’s information technology systems; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third-parties, and the impact of the COVID-19 pandemic on these service providers; the ability to attract and the potential shortage of skilled labor; the ability to retain key personnel and qualified employees; Quanta’s dependence on fixed price contracts and the potential to incur losses with respect to these contracts, including as a result of inaccurate estimates of project costs or inability to meet project schedule requirements or achieve guaranteed performance or quality standards for a project; estimates and assumptions relating to financial results, remaining performance obligations and backlog; Quanta’s ability to successfully complete remaining performance obligations or realize backlog; adverse weather conditions, natural disasters and other emergencies, including wildfires, pandemics, hurricanes, tropical storms and floods; Quanta’s ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share; the future development of natural resources; the failure of existing or potential legislative actions and initiatives to result in demand for Quanta’s services; fluctuations of prices of certain materials used in Quanta’s or its customers’ businesses, including as a result of changes in U.S. trade relationships with other countries; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; loss of customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures or similar structures exposes Quanta to liability and/or harm to its reputation for acts or omissions by partners; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; the inability or refusal of customers or third-party contractors to pay for services; technological advancements and other market developments that could reduce the demand for Quanta’s services; budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, which may result in project delays or cancellations; risks associated with operating in international markets, including instability of foreign governments, currency exchange fluctuations, and compliance with unfamiliar foreign legal systems and business practices, applicable anti-bribery and anti-corruption laws, complex tax regulations and international treaties; the ability to successfully identify, complete, integrate and realize synergies from acquisitions, including retention of key personnel; the potential adverse impact resulting from uncertainty surrounding investments and acquisitions, including the potential increase in risks already existing in Quanta’s operations and poor performance or decline in value of Quanta’s investments; the adverse impact of impairments of goodwill, other intangible assets, receivables, long-lived assets or investments; difficulties arising from Quanta’s decentralized management structure; the impact of a unionized workforce on operations, including labor stoppages or interruptions due to strikes or lockouts; the ability to access sufficient funding to finance desired growth and operations, including the ability to access capital markets on favorable terms, as well as fluctuations in the price and trading volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investing activities; the ability to obtain bonds, letters of credit and other project security; significant fluctuations in foreign currency exchange rates; new or changed tax laws, treaties or regulations; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2020, Quanta’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (when filed) and any other documents that Quanta files with the Securities and Exchange Commission (SEC). For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through Quanta’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Statements of Operations For the Three Months Ended March 31, 2021 and 2020 (In thousands, except per share information) (Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues	$2,703,581	$2,764,095
Cost of services (including depreciation)	2,330,691	2,431,899

Gross profit	372,890	332,196
Equity in earnings of integral unconsolidated affiliates	5,183	—
Selling, general and administrative expenses	(243,352)	(230,793)
Amortization of intangible assets	(21,355)	(17,908)
Change in fair value of contingent consideration liabilities	363	(2,758)

Operating income	113,729	80,737
Interest expense	(12,475)	(14,006)
Interest income	117	759
Other income (expense), net	3,672	(9,827)

Income before income taxes	105,043	57,663
Provision for income taxes	13,724	16,160

Net income	91,319	41,503
Less: Net income attributable to non-controlling interests	1,558	2,817

Net income attributable to common stock	$89,761	$38,686

Earnings per share attributable to common stock:
Basic	$0.64	$0.27

Diluted	$0.62	$0.26

Shares used in computing earnings per share:
Weighted average basic shares outstanding	140,121	144,454

Weighted average diluted shares outstanding	144,447	146,787

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$200,218	$184,620
Accounts receivable, net	2,666,983	2,716,083
Contract assets	518,256	453,832
Inventories	51,009	50,472
Prepaid expenses and other current assets	169,105	183,382

Total current assets	3,605,571	3,588,389
PROPERTY AND EQUIPMENT, net	1,583,451	1,560,656
OPERATING LEASE RIGHT-OF-USE ASSETS	252,206	256,845
OTHER ASSETS, net	576,975	435,713
OTHER INTANGIBLE ASSETS, net	415,122	435,655
GOODWILL	2,124,089	2,121,014

Total assets	$8,557,414	$8,398,272

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and short-term debt	$10,709	$14,764
Current portion of operating lease liabilities	83,799	85,134
Accounts payable and accrued expenses	1,506,025	1,509,794
Contract liabilities	499,527	528,864

Total current liabilities	2,100,060	2,138,556
LONG-TERM DEBT, net of current maturities	1,347,560	1,174,294
OPERATING LEASE LIABILITIES, net of current portion	176,008	178,822
DEFERRED INCOME TAXES	170,059	166,407
INSURANCE AND OTHER NON-CURRENT LIABILITIES	383,564	391,221

Total liabilities	4,177,251	4,049,300

TOTAL STOCKHOLDERS’ EQUITY	4,374,943	4,344,181
NON-CONTROLLING INTERESTS	5,220	4,791

TOTAL EQUITY	4,380,163	4,348,972

Total liabilities and equity	$8,557,414	$8,398,272

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three Months Ended March 31, 2021 and 2020 (In thousands, except percentages) (Unaudited)

Segment Results

Quanta reports its results under two reportable segments: (1) Electric Power Infrastructure Solutions and (2) Underground Utility and Infrastructure Solutions, as set forth below.

	Three Months Ended March 31,
	2021		2020
Revenues:
Electric Power Infrastructure Solutions	$2,060,120	76.2	$1,767,027	63.9
Underground Utility and infrastructure Solutions	643,461	23.8	997,068	36.1

Consolidated revenues	$2,703,581	100.0%	$2,764,095	100.0%

Operating income (loss):
Electric Power Infrastructure Solution before equity in earnings of integral unconsolidated affiliates	$193,852	9.4%	$128,758	7.3%
Equity in earnings of integral unconsolidated affiliates	5,183	N/A	—	N/A

Electric Power Infrastructure Solutions (a)	199,035	9.7%	128,758	7.3%
Underground Utility and infrastructure Solutions	8,813	1.4%	31,277	3.1%
Corporate and Non-Allocated Costs (b)	(94,119)	N/A	(79,298)	N/A

Consolidated operating income	$113,729	4.2%	$80,737	2.9%

(a)

Included in Electric Power Infrastructure Solutions operating income for the three months ended March 31, 2020 is a $16.3 million operating loss, or a negative 90 basis point impact to operating margin, related to Latin American operations. As of December 31, 2020, Quanta had substantially completed its exit of those operations.

(b)	Included in corporate and non-allocated costs for the three months ended March 31, 2021 and 2020 are $1.8 million and $1.9 million of acquisition and integration costs.

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Quanta Services, Inc. and Subsidiaries Supplemental Data (In millions) (Unaudited)

Remaining Performance Obligations and Backlog (a non-GAAP measure)

Quanta’s remaining performance obligations represent management’s estimate of consolidated revenues that are expected to be realized from the remaining portion of firm orders for fixed price contracts not yet completed or for which work has not yet begun. For purposes of calculating remaining performance obligations, Quanta includes all estimated revenues attributable to consolidated joint ventures and variable interest entities, revenues from funded and unfunded portions of government contracts to the extent they are reasonably expected to occur and revenues from change orders to the extent management believes additional contract revenues will be earned and are deemed probable of collection.

While backlog is not a defined term under GAAP, it is a common measurement used in Quanta’s industry. Quanta believes this non-GAAP measure enables it to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. Quanta’s remaining performance obligations, as described above, are a component of Quanta’s backlog calculation, which also includes estimated orders under master service agreements (MSAs), including estimated renewals, and non-fixed price contracts expected to be completed within one year. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

The following table reconciles Quanta’s total remaining performance obligations to its backlog by reportable segment along with estimates of amounts expected to be realized within 12 months:

	March 31, 2021		December 31, 2020		March 31, 2020
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure Solutions
Remaining performance obligations	$2,562.0	$3,494.6	$2,511.2	$3,547.8	$2,696.8	$3,987.1
Estimated orders under MSAs and short-term, non-fixed price contracts	3,887.3	8,166.5	3,559.4	7,433.4	2,555.8	5,666.7

Backlog	$6,449.3	$11,661.1	$6,070.6	$10,981.2	$5,252.6	$9,653.8

Underground Utility and Infrastructure Solutions
Remaining performance obligations	$607.7	$640.3	$327.2	$437.5	$719.5	$1,385.1
Estimated orders under MSAs and short-term, non-fixed price contracts	1,875.1	3,528.9	1,868.8	3,713.7	1,622.4	3,693.5

Backlog	$2,482.8	$4,169.2	$2,196.0	$4,151.2	$2,341.9	$5,078.6

Total
Remaining performance obligations	$3,169.7	$4,134.9	$2,838.4	$3,985.3	$3,416.3	$5,372.2
Estimated orders under MSAs and short-term, non-fixed price contracts	5,762.4	11,695.4	5,428.2	11,147.1	4,178.2	9,360.2

Backlog	$8,932.1	$15,830.3	$8,266.6	$15,132.4	$7,594.5	$14,732.4

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three Months Ended

March 31, 2021 and 2020

(In thousands, except per share information)

(Unaudited)

The following table presents the non-GAAP measure of adjusted diluted earnings per share attributable to common stock for the three months ended March 31, 2021 and 2020, which, when used in connection with diluted earnings per share attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. However, this measure should not be considered as an alternative to diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items below, (i) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity, (iv) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses; and (v) impairments of non-integral unconsolidated affiliates vary from period to period depending on various market factors outside Quanta’s influence or control. Because adjusted diluted earnings per share attributable to common stock, as defined, excludes some, but not all, items that affect net income attributable to common stock, adjusted diluted earnings per share attributable to common stock as presented in this press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

See the table below.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three Months Ended

March 31, 2021 and 2020

(In thousands, except per share information)

(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Reconciliation of adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported)	$89,761	$38,686
Adjustments:
Acquisition and integration costs	1,761	1,883
Change in fair value of contingent consideration liabilities	(363)	2,758
Impairments of non-integral unconsolidated affiliates (a)	—	3,143
Income tax impact of adjustments (b)	(361)	(1,901)

Adjusted net income attributable to common stock before certain non-cash adjustments	90,798	44,569
Non-cash stock-based compensation	18,687	14,912
Amortization of intangible assets	21,355	17,908
Income tax impact of non-cash adjustments (b)	(10,442)	(8,563)

Adjusted net income attributable to common stock	$120,398	$68,826

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share	144,447	146,787

Earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock	$0.62	$0.26

Adjusted diluted earnings per share attributable to common stock	$0.83	$0.47

(a)

The amount for the three months ended March 31, 2020 represents an impairment associated with a non-integral unconsolidated affiliate that was negatively impacted by the decline in demand for refined products during the first quarter of 2020. As of March 31, 2021, Quanta’s basis in this investment was $7.6 million. This impairment loss is included in “Other income (expense), net” in the accompanying March 31, 2020 condensed consolidated statement of operations.

(b)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures EBITDA and Adjusted EBITDA For the Three Months Ended March 31, 2021 and 2020 (In thousands) (Unaudited)

The following table presents the non-GAAP financial measures of EBITDA and adjusted EBITDA for the three months ended March 31, 2021 and 2020, which, when used in connection with net income attributable to common stock, are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. Management believes that the exclusion of these items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. However, these measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items below, (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary from period to period depending on the level of Quanta’s acquisition activity; (iii) equity in (earnings) losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of non-integral unconsolidated affiliates, including gain or loss on sales of investments accounted for using the equity method of accounting; and (iv) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below. See notes below.

	Three Months Ended
	March 31,
	2021	2020
Net income attributable to common stock (GAAP as reported)	$89,761	$38,686
Interest expense	12,475	14,006
Interest income	(117)	(759)
Provision for income taxes	13,724	16,160
Depreciation expense	62,107	54,410
Amortization of intangible assets	21,355	17,908
Income taxes and depreciation included in equity in earnings of integral unconsolidated affiliates	1,501	—

EBITDA (a)	200,806	140,411
Non-cash stock-based compensation	18,687	14,912
Acquisition and integration costs	1,761	1,883
Equity in (earnings) losses of non-integral unconsolidated affiliates	(685)	2,683
Change in fair value of contingent consideration liabilities	(363)	2,758

Adjusted EBITDA	$220,206	$162,647

(a)	The calculation of EBITDA for the three months ended March 31, 2020 has been amended to conform to the current period’s calculation of EBITDA.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Free Cash Flow and Other Non-GAAP Definitions

For the Three Months Ended

March 31, 2021 and 2020

(In thousands)

(Unaudited)

Reconciliation of Free Cash Flow:

The non-GAAP measure of free cash flow, when used in connection with net cash provided by operating activities, is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended
	March 31,
	2021	2020
Net cash provided by operating activities	$125,613	$227,549
Less: Net capital expenditures:
Capital expenditures	(83,486)	(68,109)
Proceeds from sale of property and equipment	7,230	4,988

Net capital expenditures	(76,256)	(63,121)

Free Cash Flow	$49,357	$164,428

Other Non-GAAP Definitions:

Days Sales Outstanding:

Days Sales Outstanding is calculated by using the sum of current accounts receivable, net of allowance (which includes retainage and unbilled balances), plus contract assets, less contract liabilities, and divided by average revenues per day during the quarter.

Total Liquidity:

Total liquidity includes Quanta’s cash and cash equivalents and availability under Quanta’s senior credit facility.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2021

(In thousands, except per share information)

(Unaudited)

The following presents the non-GAAP measure of adjusted diluted earnings per share attributable to common stock, which, when used in connection with diluted earnings per share attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. However, this measure should not be considered as an alternative to diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items below, (i) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity; and (iv) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses. Because adjusted diluted earnings per share attributable to common stock, as defined, excludes some, but not all, items that affect net income attributable to common stock, adjusted diluted earnings per share attributable to common stock as presented in this press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending
	December 31, 2021
Reconciliation of estimated adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP)	$468,600	$533,100
Non-cash stock-based compensation	82,700	82,700
Amortization of intangible assets	85,000	85,000
Acquisition and integration costs	3,700	3,700
Change in fair value of contingent consideration liabilities	(400)	(400)
Income tax impact of adjustments (a)	(44,600)	(44,600)

Adjusted net income attributable to common stock	$595,000	$659,500

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	144,400	144,400

Diluted earnings per share attributable to common stock and estimated adjusted diluted earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock	$3.25	$3.69

Adjusted diluted earnings per share attributable to common stock	$4.12	$4.57

(a)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITDA and Adjusted EBITDA For the Full Year 2021 (In thousands) (Unaudited)

The following table presents the non-GAAP financial measures of estimated EBITDA and adjusted EBITDA, which, when used in connection with estimated net income attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. Management believes that the exclusion of these items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. However, these measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items below, (i) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity; (iii) equity in (earnings) losses of non-integral unconsolidated affiliates can vary from period to period depending on the activity and financial performance of non-integral unconsolidated affiliates, including gain or loss on sales of investments accounted for using the equity method of accounting; and (iv) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending
	December 31, 2021
Net income attributable to common stock (as defined by GAAP)	$468,600	$533,100
Interest expense, net	48,000	49,000
Provision for income taxes	160,000	187,000
Depreciation expense	249,600	249,600
Amortization of intangible assets	85,000	85,000
Income taxes and depreciation included in equity in earnings of integral unconsolidated affiliates	7,800	7,800

EBITDA	1,019,000	1,111,500
Non-cash stock-based compensation	82,700	82,700
Acquisition and integration costs	3,700	3,700
Equity in (earnings) losses of non-integral unconsolidated affiliates	(700)	(700)
Change in fair value of contingent consideration liabilities	(400)	(400)

Adjusted EBITDA	$1,104,300	$1,196,800

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated Free Cash Flow For the Full Year 2021 (In thousands) (Unaudited)

The non-GAAP measure of estimated free cash flow, when used in connection with estimated net cash provided by operating activities, is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending
	December 31, 2021
Net cash provided by operating activities	$725,000	$925,000
Less: Net capital expenditures	(325,000)	(325,000)

Free Cash Flow	$400,000	$600,000

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